METROPOLITAN SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

TO

ARTICLES OF INCORPORATION

METROPOLITAN SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation has authority to issue four billion seven hundred fifty million (4,750,000,000) shares of capital stock, $0.01 per share, having an aggregate par value of $47,500,000.00.

SECOND: The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on February 25, 2010, adopted resolutions designating, classifying or reclassifying shares of unissued capital stock of the Corporation, as shown below, so that the total number of shares of authorized capital stock of the Corporation shall be divided among the following classes of capital stock, each class compromising the number of shares and having the designations, preferences, rights, voting powers and such qualifications, limitations and restrictions as are hereinafter set forth:

Designation	Existing Shares of Authorized Stock	Reclassified Shares of Authorized Stock
Artio International Stock Portfolio	185,000,000	185,000,000
Barclays Capital Aggregate Bond Index Portfolio	185,000,000	205,000,000
BlackRock Aggressive Growth Portfolio	75,000,000	75,000,000
BlackRock Bond Income Portfolio	42,500,000	42,500,000
BlackRock Diversified Portfolio	195,000,000	170,000,000
BlackRock Large Cap Value Portfolio	285,000,000	285,000,000
BlackRock Legacy Large Cap Growth Portfolio	65,000,000	55,000,000
BlackRock Money Market Portfolio	55,000,000	55,000,000
Davis Venture Value Portfolio	220,000,000	220,000,000
FI Mid Cap Opportunities Portfolio	95,000,000	65,000,000
FI Value Leaders Portfolio	13,000,000	13,000,000
Jennison Growth Portfolio	281,500,000	281,500,000
Loomis Sayles Small Cap Core Portfolio	10,000,000	10,000,000
Loomis Sayles Small Cap Growth Portfolio	30,000,000	30,000,000
Met/Artisan Mid Cap Value Portfolio	20,000,000	20,000,000
Met/Dimensional International Small Company Portfolio	70,000,000	70,000,000
MetLife Aggressive Allocation Portfolio	46,000,000	46,000,000
MetLife Conservative Allocation Portfolio	61,000,000	86,000,000
MetLife Conservative to Moderate Allocation Portfolio	156,000,000	156,000,000
MetLife Mid Cap Stock Index Portfolio	86,250,000	86,250,000
MetLife Moderate Allocation Portfolio	431,000,000	431,000,000
MetLife Moderate to Aggressive Allocation Portfolio	391,000,000	391,000,000
MetLife Stock Index Portfolio	313,750,000	310,000,000
MFS® Total Return Portfolio	30,000,000	30,000,000
MFS® Value Portfolio	340,000,000	340,000,000

Designation	Existing Shares of Authorized Stock	Reclassified Shares of Authorized Stock
Morgan Stanley EAFE® Index Portfolio	106,250,000	106,250,000
Neuberger Berman Genesis Portfolio	95,000,000	120,000,000
Neuberger Berman Mid Cap Value Portfolio	90,000,000	90,000,000
Oppenheimer Global Equity Portfolio	105,000,000	105,000,000
Russell 2000® Index Portfolio	110,000,000	110,000,000
T. Rowe Price Large Cap Growth Portfolio	105,000,000	105,000,000
T. Rowe Price Small Cap Growth Portfolio	65,000,000	65,000,000
Van Eck Global Natural Resources Portfolio	55,000,000	55,000,000
Western Asset Management Strategic Bond Opportunities Portfolio	111,750,000	110,500,000
Western Asset Management U.S. Government Portfolio	220,000,000	220,000,000
Zenith Equity Portfolio	5,000,000	5,000,000

Unclassified	—	—

Total	4,750,000,000	4,750,000,000

Existing Shares of Authorized Stock:

Portfolio	Authorized Shares of Class A Stock	Authorized Shares of Class B Stock	Authorized Shares of Class D Stock	Authorized Shares of Class E Stock	Authorized Shares of Class F Stock	Authorized Shares of Class G Stock
Artio International Stock Portfolio	150,000,000	25,000,000	—	10,000,000	—	—
Barclays Capital Aggregate Bond Index Portfolio	75,000,000	80,000,000	—	20,000,000	—	10,000,000
BlackRock Aggressive Growth Portfolio	50,000,000	5,000,000	15,000,000	5,000,000	—	—
BlackRock Bond Income Portfolio	25,000,000	10,000,000	—	7,500,000	—	—
BlackRock Diversified Portfolio	175,000,000	10,000,000	—	10,000,000	—	—
BlackRock Large Cap Value Portfolio	240,000,000	30,000,000	—	15,000,000	—	—
BlackRock Legacy Large Cap Growth Portfolio	50,000,000	10,000,000	—	5,000,000	—	—
BlackRock Money Market Portfolio	30,000,000	20,000,000	—	5,000,000	—	—
Davis Venture Value Portfolio	130,000,000	30,000,000	—	60,000,000	—	—
FI Mid Cap Opportunities Portfolio	80,000,000	10,000,000	—	5,000,000	—	—
FI Value Leaders Portfolio	5,000,000	2,000,000	4,000,000	2,000,000	—	—
Jennison Growth Portfolio	226,500,000	50,000,000	—	5,000,000	—	—
Loomis Sayles Small Cap Core Portfolio	5,000,000	2,500,000	—	2,500,000	—	—
Loomis Sayles Small Cap Growth Portfolio	10,000,000	15,000,000	—	5,000,000	—	—
Met/Artisan Mid Cap Value Portfolio	10,000,000	5,000,000	—	5,000,000	—	—
Met/Dimensional International Small Company Portfolio	60,000,000	10,000,000	—	—	—	—
MetLife Aggressive Allocation Portfolio	10,000,000	35,000,000	—	1,000,000	—	—
MetLife Conservative Allocation Portfolio	10,000,000	50,000,000	—	1,000,000	—	—
MetLife Conservative to Moderate Allocation Portfolio	15,000,000	140,000,000	—	1,000,000	—	—
MetLife Mid Cap Stock Index Portfolio	40,000,000	30,000,000	—	10,000,000	—	6,250,000
MetLife Moderate Allocation Portfolio	30,000,000	400,000,000	—	1,000,000	—	—
MetLife Moderate to Aggressive Allocation Portfolio	30,000,000	360,000,000	—	1,000,000	—	—
MetLife Stock Index Portfolio	175,000,000	70,000,000	50,000,000	15,000,000	—	3,750,000

Portfolio	Authorized Shares of Class A Stock	Authorized Shares of Class B Stock	Authorized Shares of Class D Stock	Authorized Shares of Class E Stock	Authorized Shares of Class F Stock	Authorized Shares of Class G Stock
MFS® Total Return Portfolio	5,000,000	5,000,000	—	5,000,000	15,000,000	—
MFS® Value Portfolio	300,000,000	25,000,000	—	15,000,000	—	—
Morgan Stanley EAFE® Index Portfolio	50,000,000	40,000,000	—	10,000,000	—	6,250,000
Neuberger Berman Genesis Portfolio	50,000,000	20,000,000	—	25,000,000	—	—
Neuberger Berman Mid Cap Value Portfolio	50,000,000	30,000,000	—	10,000,000	—	—
Oppenheimer Global Equity Portfolio	70,000,000	30,000,000	—	5,000,000	—	—
Russell 2000® Index Portfolio	65,000,000	25,000,000	—	10,000,000	—	10,000,000
T. Rowe Price Large Cap Growth Portfolio	60,000,000	40,000,000	—	5,000,000	—	—
T. Rowe Price Small Cap Growth Portfolio	35,000,000	25,000,000	—	5,000,000	—	—
Van Eck Global Natural Resources Portfolio	50,000,000	5,000,000	—	—	—	—
Western Asset Management Strategic Bond Opportunities Portfolio	60,000,000	35,000,000	—	16,750,000	—	—
Western Asset Management U.S. Government Portfolio	150,000,000	50,000,000	—	20,000,000	—	—
Zenith Equity Portfolio	5,000,000	—	—	—	—	—

Reclassified Shares of Authorized Stock:

Portfolio	Authorized Shares of Class A Stock	Authorized Shares of Class B Stock	Authorized Shares of Class D Stock	Authorized Shares of Class E Stock	Authorized Shares of Class F Stock	Authorized Shares of Class G Stock
Artio International Stock Portfolio	150,000,000	25,000,000	—	10,000,000	—	—
Barclays Capital Aggregate Bond Index Portfolio	75,000,000	100,000,000	—	20,000,000	—	10,000,000
BlackRock Aggressive Growth Portfolio	50,000,000	5,000,000	15,000,000	5,000,000	—	—
BlackRock Bond Income Portfolio	25,000,000	10,000,000	—	7,500,000	—	—
BlackRock Diversified Portfolio	150,000,000	10,000,000	—	10,000,000	—	—
BlackRock Large Cap Value Portfolio	240,000,000	30,000,000	—	15,000,000	—	—
BlackRock Legacy Large Cap Growth Portfolio	40,000,000	10,000,000	—	5,000,000	—	—
BlackRock Money Market Portfolio	30,000,000	20,000,000	—	5,000,000	—	—
Davis Venture Value Portfolio	130,000,000	30,000,000	—	60,000,000	—	—
FI Mid Cap Opportunities Portfolio	50,000,000	10,000,000	—	5,000,000	—	—
FI Value Leaders Portfolio	5,000,000	2,000,000	4,000,000	2,000,000	—	—
Jennison Growth Portfolio	226,500,000	50,000,000	—	5,000,000	—	—
Loomis Sayles Small Cap Core Portfolio	5,000,000	2,500,000	—	2,500,000	—	—
Loomis Sayles Small Cap Growth Portfolio	10,000,000	15,000,000	—	5,000,000	—	—
Met/Artisan Mid Cap Value Portfolio	10,000,000	5,000,000	—	5,000,000	—	—
Met/Dimensional International Small Company Portfolio	60,000,000	10,000,000	—	—	—	—
MetLife Aggressive Allocation Portfolio	10,000,000	35,000,000	—	1,000,000	—	—
MetLife Conservative Allocation Portfolio	10,000,000	75,000,000	—	1,000,000	—	—
MetLife Conservative to Moderate Allocation Portfolio	15,000,000	140,000,000	—	1,000,000	—	—

Portfolio	Authorized Shares of Class A Stock	Authorized Shares of Class B Stock	Authorized Shares of Class D Stock	Authorized Shares of Class E Stock	Authorized Shares of Class F Stock	Authorized Shares of Class G Stock
MetLife Mid Cap Stock Index Portfolio	40,000,000	30,000,000	—	10,000,000	—	6,250,000
MetLife Moderate Allocation Portfolio	30,000,000	400,000,000	—	1,000,000	—	—
MetLife Moderate to Aggressive Allocation Portfolio	30,000,000	360,000,000	—	1,000,000	—	—
MetLife Stock Index Portfolio	175,000,000	70,000,000	50,000,000	15,000,000	—	—
MFS® Total Return Portfolio	5,000,000	5,000,000	—	5,000,000	15,000,000	—
MFS® Value Portfolio	300,000,000	25,000,000	—	15,000,000	—	—
Morgan Stanley EAFE® Index Portfolio	50,000,000	40,000,000	—	10,000,000	—	6,250,000
Neuberger Berman Genesis Portfolio	75,000,000	20,000,000	—	25,000,000	—	—
Neuberger Berman Mid Cap Value Portfolio	50,000,000	30,000,000	—	10,000,000	—	—
Oppenheimer Global Equity Portfolio	70,000,000	30,000,000	—	5,000,000	—	—
Russell 2000® Index Portfolio	65,000,000	25,000,000	—	10,000,000	—	10,000,000
T. Rowe Price Large Cap Growth Portfolio	60,000,000	40,000,000	—	5,000,000	—	—
T. Rowe Price Small Cap Growth Portfolio	35,000,000	25,000,000	—	5,000,000	—	—
Van Eck Global Natural Resources Portfolio	50,000,000	5,000,000	—	—	—	—
Western Asset Management Strategic Bond Opportunities Portfolio	60,000,000	35,000,000	—	15,500,000	—	—
Western Asset Management U.S. Government Portfolio	150,000,000	50,000,000	—	20,000,000	—	—
Zenith Equity Portfolio	5,000,000	—	—	—	—	—

THIRD: A description of the “Class A,” the “Class B,” the “Class D,” the “Class E”, the Class “F” and the “Class G” shares of each Portfolio indicated above, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors, is as follows:

(a) Except as described in (b) and (c) below, the “Class A,” the “Class B,” the “Class D,” the “Class E,” the “Class F,” and the “Class G” shares of a Portfolio shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(b) For purposes of computing the net asset values of a Portfolio’s shares: (1) only the “Class B,” the “Class D,” the “Class E,
” the “Class F,” and the “Class G” shares shall be charged with the fees under any plan adopted pursuant to Rule 12b-1 for that Portfolio under the Investment Company Act of 1940 (the “1940 Act”), and such fees shall be at a maximum annual rate of .50% of the amount of the average Portfolio’s daily net assets that are attributable to the “Class B, ” the “Class D,” the “Class E” and/or the “Class F” shares and at a maximum annual rate of .30% of the amount of the average Portfolio’s daily net assets that are attributable to the “Class G” shares; (2) the Portfolio’s “Class A,” the “Class B,” the “Class D,” the “Class E,” “Class F,” or the “Class G” shares, respectively, shall be separately charged with other expenses, liabilities or losses that are properly allocable to the “Class A,” the “Class B,” the “Class D,” the “Class E,” “Class F,” or the “Class G” shares pursuant to paragraph (a)(1) of Rule 18f-3 under the

1940 Act and an effective plan adopted pursuant to said Rule 18f-3; and (3) no dividends or other distributions shall be charged against the Portfolio’s “Class A,” “Class B,” “Class D,” “Class E,” “Class F,” or “Class G” shares other than those actually paid, respectively, on those classes.

(c) A Portfolio’s dividends and distributions (including those in connection with any liquidation of the Portfolio), gains and losses, as well as other expenses that are not allocated differently as between the Portfolio’s classes pursuant to (b) above, shall be allocated between that Portfolio’s “Class A,” “Class B,” “Class D,” “Class E,” “Class F,” and “Class G” shares on a consistent basis in accordance with the requirements of Rule 18f-3(c)(1) and the terms of the Rule 18f-3 plan, referred to in (b) above, as in effect from time to time.

FOURTH: (a) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of the stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except (i) when otherwise required by law and (ii) if the Board of Directors, in its sole discretion, determines that any matter concerns only one or more particular class or classes, it may direct that only holders of that class or those classes may vote on the matter.

(b) Except as the Board of Directors may provide in classifying or reclassifying any unissued shares of stock, each class of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

(i) Except as maybe otherwise provided herein, all consideration received by the Corporation for the issue or sale of shares of stock of any class in a given Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall constitute assets of that Portfolio (and its class or classes), as opposed to any other Portfolios and classes of the Corporation, subject only to the rights of creditors, and are herein referred to as assets “belonging to” that Portfolio. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Portfolio, shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated from time to time, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.

(ii) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors, giving due consideration to the interests of each class and to the interests of the Corporation as a whole. Pursuant, to the foregoing:

(A) Dividends or distributions on shares of any Portfolio shall be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to such Portfolio.

(B) Inasmuch as the Corporation intends to qualify as a “regulated open-end investment company” under the Internal Revenue Code of 1986, as amended, or any successor or statute comparable thereto, and regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect to that year. In furtherance, and not in limitation of the foregoing, in the event that a Portfolio has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other Portfolios, the amount to be deemed available for distribution to the Portfolio or Portfolios with the net capital gain may be reduced by the amount offset.

(iii) The assets belonging to any Portfolio shall be charged with the liabilities in respect to such Portfolio, and shall also be charged with its share of the general liabilities of the Corporation in proportion to the net asset value of the respective Portfolios before allocation of general liabilities. However, the decision of the Board of Directors as to the amount of assets and liabilities belonging to the Corporation, and their allocation to a given Portfolio or Portfolios shall be final and conclusive.

(iv) In the event of the liquidation of the Corporation, the stockholders of each Portfolio that has been established and designated shall be entitled to receive, as a group, the excess of the assets belonging to that Portfolio over the liabilities belonging to that Portfolio. The assets so distributable to the stockholders of any particular Portfolio that has but a single class of outstanding shares shall be distributed among such stockholders in proportion to the number of shares of that Portfolio held by them and recorded on the books of the Corporation. Any assets not readily identifiable as belonging to any particular Portfolio shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated, as provided herein. Any such allocation by the Board of Directors shall be conclusive and binding for all purposes.

(v) Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time, subject to the right of the Board of Directors to suspend the right of redemption of shares of capital stock of the Corporation or postpone the time of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by, or pursuant to the discretion of the Board of Directors from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Redemption shall be conditional upon the Corporation having funds legally available therefore. Payment of the redemption price shall be made in cash or by check or current funds, or in assets other than cash, by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors.

(vi) The Corporation’s shares of stock are issued and sold, and all persons who shall acquire stock of the Corporation shall acquire the same, subject to the condition and understanding that the provisions of the Articles of Incorporation of the Corporation, as from time to time amended, shall be binding upon them.

FIFTH: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to the authority and power contained in Article V of the Articles of Incorporation of the Corporation.

SIXTH: These Articles Supplementary do not increase or decrease the total number of shares of capital stock that the Corporation has authority to issue.

SEVENTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

NINTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and Treasurer on April 23, 2010.

ATTEST:	METROPOLITAN SERIES FUND, INC.

/s/ Michael P. Lawlor	By:	/s/ Peter H. Duffy
Michael P. Lawlor	Peter H. Duffy
Assistant Secretary	Vice President and Treasurer